UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 24, 2013

SRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	333-83780 (Commission File Number)	54-1013306 (IRS Employer Identification No.)

4300 Fair Lakes Court

Fairfax, Virginia

______________________

(Address of principal executive offices)

22033

____________________

(Zip Code)

(703) 803-1500

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 24, 2013 the Board of Directors (“Board”) of Sterling Holdco Inc. (“Parent”), the parent company of SRA International, Inc. (the “Company”), approved a Restricted Stock Plan (the “Plan”) covering 12,340 shares of the Parent’s common stock. The Board will award shares of restricted stock under the Plan, in its discretion, to a select group of key employees. The Plan provides that, in the event of a change in control or public offering, each as defined in the Plan, of the Company, each share of restricted stock shall become fully vested.

The Board also approved the form of restricted stock agreement for awards under the Plan. The Agreement provides that restricted stock awarded under the Plan will vest 36 months from the grant date, subject to the grantee’s continuous employment with the Company from the grant date through the vesting date.

On June 28, 2013, the Board approved the grant of shares of restricted stock under the Plan to William L. Ballhaus.

Name	Shares of Restricted Stock
William L. Ballhaus	850

On June 28, 2013, under authority delegated by the Board to Mr. Ballhaus, grants were made to the following executive officers and in the amounts indicated below:

Name	Shares of Restricted Stock
Richard J. Nadeau	360
Max N. Hall	360
Timothy J. Atkin	360

The foregoing summaries are qualified in their entirety by the specific language of each of the Plan and the Agreement, each of which is attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Restricted Stock Plan
10.2	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

/S/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

Date:  June 28, 2013

Exhibit Index

10.1 Restricted Stock Plan

10.2 Form of Restricted Stock Agreement